Exhibit 10.1

THIS CONVERTIBLE PROMISSORY NOTE (“NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE MAKER MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Total Principal Amount: up to $229,700	May 18, 2026

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, CO2 Energy Transition Corp., a Delaware corporation (the “Maker”), promises to pay to CO2 Energy Transition, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), the Total Principal Amount (as defined below), in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. This Convertible Promissory Note represents amounts loaned to the Maker by the Payee in order to pay the first of six one (1) month extension payments available to be made pursuant to Article Fifth, Section E, of the Maker’s Amended and Restated Certificate of Incorporation (the “A&R Certificate”), which, provides that if the Maker anticipates that it may not be able to consummate a Business Combination (as defined in the A&R Certificate) within 18 months, the Maker may extend the period of time to consummate a Business Combination up to six times, each by an additional one month (for a total of up to 24 months to complete a business combination).

1. Principal. The principal balance of this Note of $229,700 (the “Total Principal Amount”), shall be payable on the earlier of: (i) the effective date of the consummation of the Maker’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”) or (ii) the date that the winding up of the Maker is effective (such date, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder. The Payee understands that if a Business Combination is not consummated, this Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering of its securities (the “Trust Account” and such offering, the “IPO”), and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated.

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2. [Intentionally Removed].

3. Interest. No interest shall accrue on the unpaid balance of this Note.

4. Prepayment. The Maker may not prepay any outstanding principal balance of this Note in whole or in part at any time without the advance written consent of the Payee, which may be withheld by the Payee for any reason or no reason.

5. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges, and finally to the reduction of the unpaid Total Principal Amount of this Note.

6. Events of Default. Each of the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay all or a portion of the Total Principal Amount due pursuant to this Note (to the extent such amount is payable in cash) within five business days of the Maturity Date and/or, if applicable, failure by the Maker to perform its obligations with respect to the conversion of up to the Total Principal Amount of this Note, in whole or in part at the option of the Payee, into Private Placement Units pursuant to Section 8 hereof.

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

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7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid Total Principal Amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 6(b) and Section 6(c) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

8. Conversion.

(a) Optional Conversion. Upon consummation of a Business Combination, the Payee shall have the option, but not the obligation, to convert up to the Total Principal Amount of this Note, in whole or in part at the option of the Payee, into units of the Maker each consisting of one share of Maker’s common stock, one warrant, and one right, with each warrant entitling the holder thereof to purchase one share of common stock at $11.50 per share, subject to adjustment as provided in the Maker’s Registration Statement on Form S-1 filed in connection with the IPO, and each eight rights entitling the holder to receive one share of common stock upon completion of the Business Combination (each, a “Unit”), at a conversion price of $10.00 per Unit. The Units shall be identical to the private placement units issued to the Sponsor at the time of the Maker’s IPO (the “Private Placement Units”). As promptly as reasonably practicable after notice by the Payee to the Maker to convert the principal balance of this Note, in whole or in part, into Private Placement Units, which notice, if given, must be given at least five business days prior to the consummation of the Business Combination, and after the Payee’s surrender of this Note, the Maker shall have issued and delivered to the Payee, without any charge to Payee, a share certificate or certificates (issued in the name(s) requested by the Payee), or shall have made appropriate book- entry notation on the books and records of the Maker, in each case for the number of Private Placement Units of the Maker issuable upon the conversion of this Note. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Private Placement Units upon such conversion shall be treated for all purposes as the record holder or holders of such Private Placement Units as of such date. Each such newly issued Private Placement Share shall include restricted legends that contemplates the same restrictions as the Private Placement Units that were issued in connection with the IPO.

(b) Before this Note may be converted under Section 8(a), the Payee shall surrender this Note, duly endorsed, at the office of the Maker and shall state therein the amount of the unpaid principal balance of this Note to be converted and the name or names in which the certificates for Private Placement Units are to be issued (or the book-entries to be made to reflect ownership of such Private Placement Units with the Maker’s transfer agent). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Private Placement Units upon such conversion shall be treated for all purposes as the record holder or holders of such Private Placement Units as of such date. Each such newly issued Private Placement Unit shall include a restricted legend that contemplates the same restrictions as the Private Placement Units. The shares of Maker’s common stock forming part of the Units, the shares of Maker’s common stock issuable in connection with the rights forming part of the Units, and the shares of common stock issuable upon exercise of the warrants forming part of the Units shall constitute “Registrable Securities” pursuant to that certain Registration Rights Agreement, dated November 20, 2024, among the Maker, Payee and certain other security holders named therein.

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(b) Fractional Shares; Effect of Conversion. No fractional Private Placement Units shall be issued upon conversion of this Note and the number of Private Placement Units deliverable will be rounded to the nearest whole number of Private Placement Units, with one-half (0.5) or more of a Private Placement Share being rounded upward. Upon conversion of this Note in full, this Note shall be cancelled and void without further action of the Maker or the Payee, and the Maker shall be forever released from all its obligations and liabilities under this Note.

9. Covenants of the Maker. The Maker covenants that any Private Placement Units issuable upon conversion of the Note, when so issued, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

10. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

11. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

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12. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one business day after delivery to an overnight courier service or five days after mailing if sent by mail.

13. Construction. THIS NOTE SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

14. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any monies in, or any distribution of or from, the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Payee hereby agrees not to make any Claim against the Trust Account (including any distributions therefrom), regardless of whether such Claim arises as a result of, in connection with or relating in any way to, this Note, or any other matter, and regardless of whether such Claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Payee commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Maker (including this Note), which proceeding seeks, in whole or in part, monetary relief against the Maker, the Payee hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such Claim shall not permit the Maker (or any person claiming on its behalf or in lieu of it) to have any Claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

16. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

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17. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

18. Transfer of this Note or Securities Issuable on Conversion. Prior to an Event of Default, neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Maker’s prior written consent, which the Maker may withhold in its sole discretion; provided, that (i) the Payee may make an assignment or transfer of this Note to any of its affiliates, in which case the requirements in this clause (i) shall not apply, Payee shall deliver to Maker, a written opinion reasonably satisfactory to the Maker in form and substance from counsel reasonably satisfactory to the Maker to the effect that such sale or other distribution may be effected without registration or qualification under any U.S. federal or state law then in effect, and (ii) Payee shall deliver to Maker, a written undertaking executed by the desired transferee reasonably satisfactory to the Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion, or other evidence, and such written acknowledgement, the Maker, as promptly as practicable, shall notify the Payee that the Payee may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the note delivered to the Maker. If a determination has been made pursuant to this Section 18 that the opinion of counsel for the Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to the Maker, the Maker shall so notify the Payee promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Securities Act”), unless in the opinion of counsel for the Maker such legend is not required in order to ensure compliance with the Securities Act. The Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of the Maker. Prior to presentation of this Note for registration of transfer, the Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Maker shall not be affected by notice to the contrary.

19. Acknowledgment. The Payee is an “accredited investor” as such term is defined in Rule 501 of the Securities Act and is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. The Payee understands that the acquisition of this Note involves substantial risk. The Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

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IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

CO2 Energy Transition Corp.

By:	/s/ Brady Rodgers
Name:	Brady Rodgers
Title:	Chief Executive Officer

Agreed and Acknowledged as of the date first written above:

CO2 Energy Transition LLC

By:	/s/ Andrew J. Martin
Name:	Andrew J. Martin
Title:	Manager

[Signature Page to Convertible Promissory Note]

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